UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2007                (August 27, 2007)

Date of Report (Date of earliest event reported)

VERTICAL BRANDING, INC.
(Exact name of registrant as specified in charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 Ventura Blvd., Suite 30, Encino, CA 91436
(Address of principal executive offices)

(818) 926-4900
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding the Registrant’s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render the Registrant’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause the Registrant's actual results to differ from management's current expectations are contained in the Registrant's filings with the Securities and Exchange Commission. The Registrant undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2007, Vertical Branding, Inc. (“VBI” or “the Company”), and the holders of its senior secured 10% convertible notes in the current aggregate principal amount of approximately $5 million (the “Notes”) entered into an amendment (the “Amendment”) to the registration rights agreement covering the shares of Company common stock issuable upon conversion of the Notes (the “Conversion Shares”).  Under the terms of the original registration rights agreement, as subsequently modified by waivers of certain rights executed by the holders from time to time, the Company was to have secured the effectiveness of a registration statement covering the Conversion Shares by June 15, 2007, after which date, should the registration statement not be timely declared effective, there would be periodic reductions in the exercise price of warrants to purchase up to 3 million shares of the Company’s common stock issued in connection with the original sale of the Notes by the Company in August and September 2006 (the “Warrants”), with the exercise price of the Warrants subject to a floor of $0.37.  As of the date of the Amendment, the exercise price of the Warrants was $0.50.

Under the terms of the Amendment, the Company has the right to withdraw the pending registration statement covering the Conversion Shares and to re-file such registration on or before October 31, 2007 (the “Filing Deadline”), with such registration required to be declared effective within 90 days thereafter (the “Effectiveness Deadline”).  In the event the Company fails to meet the Filing or Effectiveness Deadline, and for each 30-day period such failure continues to exist, the Company would be required to issue to the Holders additional warrants to purchase the Company’s common stock at then current market price with the number of shares underlying the warrants determined by dividing (x) one percent (1%) of the amount of principal then outstanding on the Notes by (y) the market price of the Company’s common, such price not to be less than $0.37 nor greater than $1.

Simultaneously with the Amendment, the Company and the Holders entered into an agreement pursuant to which the Company has the right, but not the obligation, to redeem the Notes by paying to the Holders, on or before September 30, 2007, an amount equal to 110% of the amount of principal then outstanding on the Notes.  Under the original terms of the Notes, the Company has the right to redeem the Notes for an amount equal to the greater of (i) 125% of the amount of principal and interest outstanding thereon, or (ii) the value of the Notes on a converted basis as determined in accordance with a formula provided therein.  In the event the Company does not redeem the Notes by September 30, 2007, or by October 25, 2007 under certain circumstances, then the exercise price of the Warrants would reduce from $0.50 to $0.37, and the Company expects to file a new registration statement covering the Conversion Shares in accordance with the registration rights agreement as amended.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2007	VERTICAL BRANDING, INC.

	By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer